Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass EVP/Secretary & Chief Governance Officer 717.339.5085 lglass@acnb.com

ACNB CORPORATION SUPPORTS

CUSTOMERS IMPACTED BY COVID-19

GETTYSBURG, PA, April 8, 2020 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., has implemented numerous initiatives to support customers in its communities served since the outbreak of the Coronavirus Disease 2019 (COVID-19) pandemic.

“As we, at ACNB Corporation, continue to navigate through these unprecedented times, our focus and commitment remain on the health and well-being of our customers, employees and local communities. It is also our intent to provide the necessary financial services to our customers, who rely on us in their daily lives,” said James P. Helt, ACNB Corporation President & Chief Executive Officer.

“We understand the challenges and hardships our customers may face as a result of the many impacts of COVID-19. There is also uncertainty as this pandemic evolves, but I am proud to say our employees have responded to provide services and assist customers in ways beyond measure. Working together, we will get through this crisis.”

He continued, “At ACNB Bank, the banking subsidiary of ACNB Corporation, our roots run deep. We have weathered the trials of the Civil War through the Great Depression through the more recent Great Recession. Each time in history over more than 160 years since its founding, the Bank has exhibited its ability to be resilient due to its commitment to safe and sound community banking fundamentals. This sense of purpose has also resulted in our strength as an organization, which is evidenced by our recent acquisitions and expansion below the Mason-Dixon Line. We look forward to continuing this rich history for the benefit of our shareholders, customers, staff members, and communities alike.”

ACNB Corporation

Press Release/ACNB Corporation Supports

Customers Impacted by COVID-19

April 8, 2020

At ACNB Bank, the following steps have been taken to mitigate the spread of COVID-19 and to assist customers in the local communities served in Pennsylvania and Maryland. As needed, additional steps will be taken to further these efforts in the weeks ahead subject to regulatory and governmental guidance.

•	All community banking offices are limited to drive-up services for in-person banking transactions, with lobby access available via appointment in the case of critical needs for services such as safe deposit box access. In addition, drive-up hours have been extended at select community banking office locations.

•	Additional staff have been allocated to assist customers over the telephone and to handle new customer enrollments in Online Banking, Mobile Banking, and Bill Pay.

•	Limits on Mobile Banking deposit transactions have been raised temporarily so that customers have the ability to deposit checks in both higher dollar amounts and number.

•	All ACNB Bank fees for customers using an ATM, regardless of the location, are waived through April 30, 2020.

•	Early withdrawal fees on CDs open greater than seven days are waived through April 30, 2020.

•	To assist customers in managing deposit accounts, fees for account transfers conducted via the Customer Contact Center are waived and there is potential fee relief for overdraft services through April 30, 2020.

•	For personal loan customers experiencing financial hardship, processes are in place to assist in loan payment deferrals or other accommodations.

•	For business loan customers, processes are in place to assist in loan payment deferrals or other accommodations.

•	For eligible business customers, the Bank is participating in any available government loan programs through the Small Business Administration or otherwise, including the Paycheck Protection Program.

•	For business customers, there is potential fee relief for the Bank’s deposit and lending solutions, as well as a monthly maintenance fee waiver for Remote Deposit Capture services through April 30, 2020.

•	Operations are being conducted in compliance with current guidelines regarding social distancing, sanitation, and personal hygiene including mandatory hand washing in the community banking offices.

•	Bank staff members are working remotely when able to do so to complete their primary responsibilities.

ACNB Corporation

Press Release/ACNB Corporation Supports

Customers Impacted by COVID-19

April 8, 2020

Additional details about ACNB Bank’s COVID-19 assistance programs, including relevant disclosures and information on how to apply, are available at acnb.com. As divisions of ACNB Bank, FCB Bank and NWSB Bank are also offering the COVID-19 assistance programs in the Maryland market and applicable information can be found at fcbmd.com and nwsbbank.com, respectively.

The Bank’s Wealth Management Division offices are closed due to COVID-19 including those for Trust & Investment Services, ACNB Wealth Advisors and Windsor Wealth Advisors. To serve the many needs of clients at this time, the trust officers and wealth advisors, as well as operational support staff, are working primarily from remote locations. Contact information for Wealth Management client contact staff is available on each of the Bank’s websites under the COVID-19 Updates.

At Russell Insurance Group, Inc., agency staff members are working remotely and offices in Maryland are closed except for critical appointments. Insurance client support is currently provided via telephone or other communications with specific contact information available at riginsurance.com.

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.2 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 21 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and seven community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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ACNB Corporation

Press Release/ACNB Corporation Supports

Customers Impacted by COVID-19

April 8, 2020

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Tax Cuts and Jobs Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe and wide-ranging disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2020-8

April 8, 2020